UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 8, 2021
Date of report (Date of earliest event reported)

PROTO LABS, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-35435	41-1939628
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of Principal Executive Offices)	(Zip Code)

(763) 479-3680
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PRLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On December 8, 2021, the board of directors of the Company authorized the following change to the Company’s ongoing program to repurchase shares of the Company’s common stock from time to time on the open market or in privately negotiated purchases (the “Share Repurchase Program”):

An increase in the total expenditure authorized pursuant to the Share Repurchase Program to $150 million; as of December 7, 2021, the Company had repurchased an aggregate dollar value of approximately $86.9 million of its common stock through the Share Repurchase Program, leaving a maximum aggregate dollar value of approximately $63.1 million of the Company’s common stock remaining that may be purchased under the Share Repurchase Program following the increase.

The timing and amount of any share repurchases will be determined by the Company’s management based on market conditions and other factors. The Company issued a press release announcing these changes to the Share Repurchase Program, a copy of which is furnished as Exhibit 99.1 to this report.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

99.1    Press release of Proto Labs, Inc. dated December 10, 2021
104     Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTO LABS, INC.

Date: December 10, 2021	/s/ Robert Bodor
Robert Bodor
President and Chief Executive Officer

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